UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement/Item 3.02 Unregistered Sales of Equity Securities

Merger Agreement to Acquire InMoTx, Inc.

On January 4, 2011, Adept Technology, Inc. ("Adept" or the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with InMoTx, Inc. ("InMoTx") and an individual serving as the representative of the InMoTx shareholders, to acquire InMoTx by the merger of InMoTx with a subsidiary of Adept (the “Merger”).  Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, the consideration payable to InMoTx shareholders includes cash and stock consideration, consisting of cash of $1,500,000, minus (a) transaction expenses incurred by InMoTx in connection with the Merger and cessation of InMoTx’s U.S. operations and (b) all outstanding indebtedness of InMoTx, and plus/minus (c) the amount by which the InMoTx net working capital on the date of the Merger is positive or negative. Upon the Merger, Adept will also issue 200,000 shares of its common stock, all of which will be subject to a holdback arrangement to secure the InMoTx shareholder indemnity obligations for an eighteen month period. The Company currently expects to use its Revolving Line (as defined below) to finance the cash consideration payable upon the Merger. Adept has also agreed to make certain contingent annual payments in cash to the InMoTx shareholders in an amount equal to ten percent (10%) of the revenues of the acquired business and related products achieved in excess of specified thresholds during the Adept four fiscal quarters closest to the calendar year periods of 2011 through 2013.

The Merger Agreement includes customary acquisition representations and warranties, is subject to customary closing conditions and may be terminated by either Adept or InMoTx upon the occurrence of certain events, including if the Merger has not closed by January 14, 2011. The Merger is expected to close by mid-January 2011.

In connection with and as inducement to Adept to enter into the Merger Agreement, the chief technology officer of InMoTx has entered into an employment and non competition agreement with Adept, which are effective upon the Merger. These employment arrangements will involve grants of restricted stock and options, as well as performance compensation based upon the same thresholds and measurement periods as the contingent payments made to InMoTx shareholders in connection with the Merger.

As described above, Adept has agreed to issue up to 200,000 shares of its common stock in connection with the acquisition of InMoTx to InMoTx shareholders, and up to 100,000 shares of its common stock to the InMoTx chief technology officer contingent upon his continued employment by Adept or a subsidiary on the third anniversary of the Merger, subject to certain exceptions for disability, termination without cause or termination for good reason or a change of control. These issuances will be made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D thereunder.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which Adept will file as an exhibit to a periodic report filed under the Securities Exchange Act of 1934, as amended.

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Silicon Valley Bank Credit Agreement

On December 30, 2010, Adept entered into an Amendment No. 2 to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”) to amend the Loan and Security Agreement, dated May 1, 2009, as previously amended on June 15, 2010 (collectively with this Amendment, the “Amended Loan Agreement”) for its revolving line of credit (the “Revolving Line”). Reference is made to the Forms 8-K filed by Adept on May 6, 2009 and June 17, 2010, and Adept’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q, for further discussion of the terms of the Revolving Line.

The Amendment modified one of the financial covenants Adept must meet during the term of the Revolving Line. As modified, the covenant requires that, measured as of the end of each month during the period from December 1, 2010 through February 28, 2011, aggregate EBITDA for the month then ending and the five preceding months (“rolling six-month EBITDA”) must be not less than $1 (revised from $500,000, prior to the Amendment). The Amendment also modifies the definition of adjusted EBITDA to increase the amount of acquisition-related expenses and restructuring charges that can be excluded in calculating EBITDA from $1,000,000 to $2,000,000. The remainder of the financial and other covenants remain the same. The rolling six month EBITDA amounts in the Amended Loan Agreement are minimum amounts for financial covenant purposes only, and do not represent projections of Adept’s financial results. The definition of adjusted EBITDA in the Amended Loan Agreement differs from the calculation of adjusted EBITDA used by Adept for financial reporting purposes in earnings press releases, in that foreign exchange gains and losses, certain restructuring and acquisition-related charges and certain other cash and non-cash items are excluded from the calculation.

Pursuant to the Amended Loan Agreement and related agreements, Adept and certain of its subsidiaries granted SVB a security interest in substantially all of their respective assets. Upon completion of the acquisition of InMoTx, the acquired company is expected also to become a party to the security arrangements for the Revolving Line.

The foregoing description of the Amended Loan Agreement is qualified in its entirety by reference to the full text of the Loan and Security Agreement and ancillary agreements attached as exhibits to Adept’s quarterly report on Form 10-Q filed May 12, 2009, as amended by the Amendment No. 1 to Loan and Security Agreement attached as an exhibit to Adept’s filing on Form 8-K dated June 17, 2010, and as further amended by the Amendment attached hereto as Exhibit 10.1

The Merger Agreement contains representations and warranties and covenants made by Adept and InMoTx and the Amended Loan Agreement contains representations, warranties and covenants made by Adept. These representations, warranties and covenants have been made solely for the benefit of the counterparties to the applicable agreement; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the respective parties; have in some cases been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement; may apply standards of materiality in a way that is different from what may be material to investors; and were made only as of the date of the applicable or such other date or dates as may be specified therein and are subject to more recent developments.  Investors are not third party beneficiaries under the Merger Agreement or Amended Loan Agreement and, in light of the foregoing reasons, should not rely on the representations and warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Adept.

Item 1.01 Entry into a Material Definitive Agreement/5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Determination of Compensation for any Special Committee of the Board of Directors

On January 3, 2011, the Board of Directors (the "Board") of Adept approved the following compensation for service by non-employee directors on any special committees that may, from time to time, be formed by the Board, unless the resolution approving formation of such special committee provides for different compensation:

1.  an annual retainer for the Chair of any special Board committee in the amount of $8,000 (plus reimbursement for all out-of-pocket travel and other expenses incurred in connection with the member's service on the special committee), and

2.  an annual retainer for the non-Chair members of any special Board committee in the amount of $4,000 (plus reimbursement for all out-of-pocket travel and other expenses incurred in connection with the member's service on the special committee),

3.  provided that if such special Board committee is in existence for less than a full calendar year, such retainers will be prorated by calendar quarter and paid from and including the calendar quarter in which the effective date of designation and formation of the special committee occurs, through and including the calendar quarter in which the effective date of termination of the existence of such committee occurs.

The Board adopted a retainer structure for special committee fees instead of per meeting fees, because it is consistent with the fee structure for service on standing Board committees, and reflects recognition of the additional time and efforts of Board members in between as well as while attending committee meetings.

FORWARD-LOOKING STATEMENTS

The statements contained above include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including, among others, the risk of failure or inability to consummate the acquisition due to either party’s failure to satisfy certain closing conditions or other factors. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Adept’s control, including, among others: (i) effects of the Merger on Adept’s financial results, including without limitation, the contingent payments due for revenue from the acquired business and related products, (ii) the difficulty in determining the fair value of InMoTx, (iii) the potential inability to successfully operate or integrate InMoTx’s business, including the potential inability to retain customers, key employees or vendors, (iv) Adept’s ability to compete successfully in the robotics and automation industry; (v) Adept’s ability to successfully complete and realize the expected benefits of the previously announced restructurings without significant unexpected costs or delays, and the success of Adept’s other efforts to improve operational efficiency and growth; (vi) the mix of products and services sold and the timing of significant orders for Adept’s products, including those of the acquired business; (vii) change in customer demands; (viii) economic and industry conditions in regions in which Adept does business; (ix) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Adept does business; (x) capital expenditure requirements, legislative or regulatory requirements, interest rates and Adept’s ability to access capital and debt markets; (xi) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Adept acquires; and (xii) the effects of any litigation or other proceedings to which Adept is or may become a party. More information about factors that potentially could affect Adept’s financial results is included in Adept’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K for the year ended June 30, 2010, its quarterly reports on Form 10-Q and subsequent filings.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Description

(d)   Exhibits:
Exhibit	Description
10.1	Amendment No. 2 to Loan and Security Agreement, dated as of December 30, 2010.
99.1	Press release issued by Adept Technology, Inc. dated January 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.
Date: January 5, 2011	By: /s/Lisa M. Cummins Lisa M. Cummins Vice President of Finance and Chief Financial Officer

Index to Exhibits

Exhibit	Description
10.1	Amendment No. 2 to Loan and Security Agreement, dated as of December 30, 2010.
99.1	Press release issued by Adept Technology, Inc. dated January 5, 2011.